UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2012

JUMA TECHNOLOGY CORP.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-105778	68-0605151
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

154 Toledo Street

Farmingdale, NY 11735

(Address of principal executive offices) (Zip Code)

(631) 300-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 26, 2012, Vision Opportunity Master Fund, Ltd., Vision Capital Advantage Fund, LP and Vision Capital Advisors, LLC (collectively, the “Creditors”) completed the strict foreclosure of all of the assets, tangible and intangible, including patents, copyrights and trademarks (the “Assets”), of Juma Technology Corp. (the “Company”), in exchange for the cancellation of all debt in the aggregate principal amount of $20,033,780.53, together with interest accrued thereon, and fees, costs, expenses and other charges payable by the Company to the Creditors. The Creditors held valid and perfected first-priority liens upon and security interests in all of the assets of the Company. Upon the effectiveness of the foreclosure, the Creditors transferred the Assets to Nectar Holdings, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company received written notice of the resignations of David Giangano, Chief Executive Officer, Anthony Fernandez, Chief Financial Officer, Frances Vinci, Executive Vice-President and Secretary, Joseph Fuccillo, President and Chief Technology Officer, and Director of the Company and Anthony Servidio Chairman of the Board. All of such resignations were effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JUMA TECHNOLOGY CORP.

December 28, 2012	By:	/s/ Anthony M. Servidio
Anthony M. Servidio
Chairman of the Board